UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      April 12, 2005

ARVINMERITOR, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

2135 West Maple Road, Troy, Michigan	48084-7186
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement
Item 5.02.	Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers

As previously reported in a Current Report on Form 8-K filed on March 28, 2005, James D. Donlon, III was elected to the position of Senior Vice President and Chief Financial Officer of ArvinMeritor, Inc., effective April 1, 2005.

On April 12, 2005, ArvinMeritor entered into an employment agreement with Mr. Donlon. Under the terms of this agreement, Mr. Donlon will receive a specified annual salary, will participate in the Corporation’s annual incentive program for fiscal year 2005 and cash long-term incentive programs for the three-year cycles ending September 30, 2006 and September 30, 2007, and will receive awards of performance shares and restricted shares of ArvinMeritor common stock. The terms of his employment agreement are otherwise substantially consistent with the terms of employment letters entered into with each of ArvinMeritor’s executive officers, as previously filed with the Commission.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

10 – Employment agreement, dated April 12, 2005, between ArvinMeritor and James D. Donlon, III.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

Date: April 13, 2005	By:	/s/	V. G. Baker, II
V. G. Baker, II
Senior Vice President and General Counsel
(For the registrant)

EXHIBIT INDEX

Exhibit No.	Description
10	Employment agreement, dated April 12, 2005, between ArvinMeritor and James D. Donlon, III